Exhibit 99.1

SCIELE PHARMA LAUNCHES PRENATE DHA, A PRESCRIPTION PRENATAL AND POSTNATAL MULTIVITAMIN WITH DHA AND METAFOLIN IN ONE CAPSULE

Prenate DHA is the first and only prenatal vitamin to contain 300 milligrams of DHA, (from 365 mg. Omega-3 fatty acids), the highest amount available in a prescription prenatal vitamin

ATLANTA (June 20, 2007) — Sciele Pharma, Inc. (NASDAQ:SCRX) today announced the launch of Prenate DHA, a prescription multivitamin nutritional supplement with essential minerals, Omega-3 fatty acids/DHA and Metafolin, indicated for use in improving the nutritional status of women throughout pregnancy and in the postnatal period for both lactating and non-lactating mothers.  Prenate DHA can also be beneficial in improving the nutritional status of women prior to conceiving.

Prenate DHA, an easy-to-swallow, soft-gel capsule, contains 365 milligrams of Omega-3 fatty acids, of which 300 milligrams are DHA from purified fish oil, the highest amount available in a prescription prenatal vitamin.  This new formulation also provides nine important vitamins and minerals, including a unique 1 milligram folate combination with 400 micrograms of folic acid and 600 micrograms of Metafolin — the active form of folate, and calcium docusate, a gentle stool softener — for extra comfort during pregnancy.

Patrick Fourteau, Chief Executive Officer of Sciele, said, “We are pleased to introduce Prenate DHA, which is designed to enhance the health and well-being of mothers and their babies. Medical research has recognized the benefits of DHA to help give babies a healthier start in life.  We take great satisfaction in providing the highest amounts of Omega-3 fatty acids/DHA with a combination of Metafolin and folic acid in a prescription prenatal/postnatal vitamin. Sciele is a leader in Women’s Health and Prenate DHA is an important addition to our Prenate product line, a highly recognized and trusted prescription brand of prenatal vitamins in the United States.”

The National Institutes of Health (NIH) recommends a daily dose of 300 milligrams of DHA during pregnancy.  Since many women do not get the DHA they need from diet alone, a prescription prenatal vitamin with DHA provides a benefit to the baby’s development and the mother’s health and well-being.

About Sciele Pharma, Inc.

Sciele Pharma, Inc. is a pharmaceutical company specializing in sales, marketing and development of branded prescription products focused on Cardiovascular/Diabetes, Women’s Health and Pediatrics. The Company’s Cardiovascular/Diabetes products treat patients with high cholesterol, hypertension, high triglycerides, unstable angina and Type 2 diabetes; its Women’s Health products are designed to improve the health and well-being of women and mothers and their babies; and its Pediatrics products treat allergies, asthma, coughs and colds, and attention deficit/hyperactivity disorder (ADHD). Founded in 1992 and headquartered in Atlanta, Georgia, Sciele Pharma employs more than 900 people. The Company’s success is based on placing the needs of patients first, improving health and quality of life, and implementing its business platform — an Entrepreneurial Spirit, Innovation, Speed of Execution, Simplicity, and Teamwork.

Safe Harbor Statement

This press release contains forward-looking statements that are subject to risks and uncertainties that could cause actual results to materially differ from those described. Although we believe that the expectations expressed in these statements are reasonable, we cannot promise that our expectations will turn out to be correct.  Our actual results could be materially different from and worse than our expectations. With respect to such forward-looking statements, we seek the protections afforded by the Private Securities Litigation Reform Act of 1995. These risks include, without limitation:

We may not attain expected revenues and earnings. If we are unsuccessful in obtaining third party payor contracts for our products, we may experience reductions in sales levels and may fail to reach anticipated sales levels.  If demand for our products exceeds our initial expectations or the ability of our suppliers to provide demand-meeting quantities of product and samples, our ability to sell these products could be adversely impacted.  The potential growth rate for our promoted products may be limited by slower growth for the class of drugs to which our promoted products belong and unfavorable clinical studies about such class of drugs. We may encounter problems in the manufacture or supply of our products, for which we depend entirely on third parties.

Strong competition exists in the sales of our promoted products, which could adversely affect the expected growth of our products’ sales or increase our selling costs.  We may not be able to protect our competitive position for our promoted products from infringers.

Altoprev has experienced manufacturing issues; if the issues recur and cannot be resolved, our ability to acquire the product for sale and sampling will be adversely affected.  Sales of our Robinul product have been adversely affected by the introduction of knock-off and generic product.

We may incur unexpected costs in integrating new products into our operations. If we have difficulties acquiring new products or rights to market new products from third parties, our financial results could be adversely impacted. We may be unable to develop or market line extensions for our products including Sular, Triglide, Fortamet, and our Prenate Line or, even if developed, obtain patent protection for our line extensions.  Further, introductions by us of line extensions of our existing products may require us to make unexpected changes in our estimates for future product returns and reserves for obsolete inventory. If these risks occur, our operating results would be adversely affected. Our licensor/supplier can terminate our rights to commercialize Nitrolingual and the 60 dose size of this product has not yet met our expectation.  Our new Sular formulation is presently undergoing clinical trial testing.  There can be no assurance that the trial results will be positive, and if they are not, we may not be able to market and sell our new Sular formulation.

We may not fully or successfully integrate Alliant’s employees and products into our business.  If we cannot, we will not gain the advantages from the acquisition that we expect to gain. We may not be able to sufficiently detail the Allegra product.  If we do not, or for any reason on 90-days notice, Sanofi-Aventis could terminate the co-promotion agreement.  CIMA could terminate Alliant’s license in connection with Orapred on 30-days notice.

We depend on a small senior management group, the departure of any member of which would likely adversely affect our business. An adverse interpretation or ruling by one of the taxing jurisdictions in which we operate could adversely impact our operating results.  A small number of customers account for a large portion of our sales and the loss of one of them, or changes in their purchasing patterns, could result in substantially reduced sales and adversely impact our financial results. If third-party payors do not adequately reimburse patients for our products, doctors may not prescribe them. Further, our business is subject to increasing government price controls and other healthcare cost-containment measures. Side effects or marketing or manufacturing problems with our products could result in product liability claims which could be costly to defend and could result in the withdrawal or recall of products from the market.

We rely on operational data obtained from IMS, an industry accepted data source. IMS data may not accurately reflect actual prescriptions (for instance, we believe IMS data does not capture all product prescriptions from some non-retail channels). An adverse judgment in the securities class action litigation in which we and certain current and former directors and executive officers are defendants could have a material adverse effect on our results of operations and liquidity.

If we fail to obtain, or encounter difficulties in obtaining, regulatory approval for new products or new uses of existing products, or if our development agreements are terminated, we will have expended significant resources for no return. Our business and products are highly regulated. The regulatory status of some of our products makes these products subject to increased competition and other risks, and we run the risk that we, or third parties on whom we rely, could violate the governing regulations; if generic competitors that compete with any of our products are introduced, our revenues may be adversely affected.

Some unforeseen difficulties may occur.

The above are some of the principal factors that could cause actual results to differ materially from those described in the forward-looking statements included above. These factors are not intended to represent a complete list of all risks and uncertainties inherent in our business, and should be read in conjunction with the more detailed cautionary statements and risk factors included in our other filings with the Securities and Exchange Commission.

Contact:  Sciele Pharma, Inc.

Joseph T. Schepers, 678-341-1401

ir@sciele.com